SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2003

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (as depositor under a Trust Agreement, dated as of January 30, 2001, and pursuant to which an Indenture was entered into, providing for, inter alia, the issuance of GMACM Home Loan-Backed Term Notes, Series 2001-HLTV1)

Residential Asset Mortgage Products, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	333-104662	41-1955181
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota		55437
(Address of principal executive offices)		(Zip code)
(952) 857-7000
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Items 1 through 6 and Item 8 are not included because they are not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits:

20.1 Residential Asset Mortgage Products, Inc.,

GMACM Home Loan Trust 2001-HLTV1,

GMACM Home Loan-Backed Term Notes, GMACM Series 2001-HLTV1 Servicing Certificate for Payment Date 07/25/03

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., Registrant

By: /s/ Al Gentile

Name: Al Gentile

Title: Director

Date: July 25, 2003